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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): September 21, 2000

                             GLOBE HOLDINGS, INC.
                          GLOBE MANUFACTURING CORP.
            (Exact name of registrant as specified in its charter)

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

      Massachusetts                        333-64669                          04-2017769
        Alabama                            333-64675                          63-1101362
----------------------------        ------------------------       ---------------------------------
(State or other jurisdiction        (Commission File Number)       (IRS Employer Identification No.)
of incorporation)

456 Bedford Street, Fall River, Massachusetts                                   02720
456 Bedford Street, Fall River, Massachusetts                                   02720
---------------------------------------------                                ------------
  (Address of principal executive offices)                                    (Zip Code)

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Registrant's telephone number, including area code:  (508) 674-3585
                                                     (508) 674-3585
                                                     --------------

                       This Instrument contains 4 pages.

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Item 5.   Other Events

     Global Holdings, Inc., Globe Manufacturing Corp. (together, the "Company"), Bank of America, N.A. as Administrative Agent and the lenders named therein have entered into a Third Forbearance Agreement dated as of September 15, 2000 (the "Forbearance Agreement"). Pursuant to the Forbearance Agreement, the Company's senior lenders have agreed not to exercise remedies available to them during the forbearance period as a result of the Company's non-compliance with certain covenant and payment requirements of the bank credit agreement.

     Effective October 2, 2000, Kevin T. Cardullo will begin serving as the Company's Chief Financial Officer and Vice President, Finance and Information Technology, and Alan Teixeira will begin serving as Vice President, Human Resources and Administration.

Item 7. Exhibits

10.1 Third Forbearance Agreement dated as of September 15, 2000 by and among Globe Manufacturing Corp., Globe Holdings, Inc., Bank of America, N.A., and certain other lenders.

99.1    Press release dated September 21, 2000.

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBE HOLDINGS, INC.


Dated: September 26, 2000               By: /s/ Kevin T. Cardullo
                                            ---------------------------
                                            Assistant Vice President, Finance
                                                    and Accounting

                                        GLOBE MANUFACTURING CORP.


Dated: September 26, 2000               By: /s/ Kevin T. Cardullo
                                            ---------------------------
                                            Assistant Vice President, Finance
                                                and Accounting

                                    3
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                                 EXHIBIT INDEX

Exhibit No. Description

10.1 Third Forbearance Agreement dated as of September 15, 2000 by and among Globe Manufacturing Corp., Globe Holdings, Inc., Bank of America, N.A., and certain other lenders.

99.1        Press release dated September 21, 2000.

                                      4